UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

822 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 Annual Meeting of Shareholders held on May 22, 2007, the shareholders of Appalachian Bancshares, Inc. (the “Company”) approved the Company’s 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan had been previously approved by the Company’s Board of Directors on March 27, 2007. Employees, officers and directors selected by the Corporate Governance and Executive Compensation Committee of the Company’s Board of Directors are eligible to participate in the 2007 Plan, including the Company’s principal executive officer, principal financial officer and any other named executive officers. The 2007 Plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units. A total of 300,000 shares of the Company’s common stock are reserved and available for issuance pursuant to awards granted under the 2007 Plan. A description of the material terms of the 2007 Plan was included in the Company’s 2007 Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 23, 2007.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Appalachian Bancshares, Inc., 2007 Equity Incentive Plan (incorporated herein by reference to Appendix A of Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/s/ Joseph T. Moss Jr.
Joseph T. Moss Jr.
President and Chief Operating Officer

Dated: May 29, 2007